Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-271636, 333-292062 and 333-294661) and Form F-3 (Nos. 333-264942 and 333-292192) of our report dated May 8, 2026, relating to the consolidated financial statements of Token Cat Limited (formerly known as TuanChe Limited) and subsidiaries, which appears in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ JWF Assurance PAC

Singapore,

May 8, 2026